                                                                     Exhibit 4.2
                         VERIZON GLOBAL FUNDING CORP.

                          FLOATING RATE NOTE DUE 2002


                                            PRINCIPAL AMOUNT $_______________ as
                                            revised by the Schedule of Increases
                                            in Global Security attached hereto.

                                            CUSIP No.
No. ______                                  92344G AG 1

                                            ISIN No.
                                            US92344GAG10


 THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

 THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, OR VERIZON COMMUNICATIONS INC., (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE

 SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

 TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     VERIZON GLOBAL FUNDING CORP., a Delaware corporation (the "Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ______________________DOLLARS, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on November 4, 2002, and to pay interest thereon as provided below.

     Interest on this Note shall be paid quarterly in arrears on August 4, 2001, November 4, 2001, February 4, 2002, May 4, 2002, August 4, 2002, each an interest payment date, and on the maturity date. If any of the quarterly interest payment dates listed above falls on a day that is not a business day, the Company will postpone the interest payment date to the next succeeding business day unless that business day is in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. Interest on this Note will be computed on the basis of a 360 day year for the actual number of days elapsed.

     All references in the Indenture and this Note to interest shall be deemed to include a reference to additional interest if payable pursuant to the Registration Rights Agreement (including, without limitation, references to interest in clause (1) of Section 501 of the Indenture). If additional interest is payable on this Note as contemplated under the Registration Rights Agreement, it shall be payable on each interest payment date and at maturity to the record holder entitled to interest on such date.

     Interest on this Note will accrue from, and including, May 2, 2001, to, and excluding, the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the maturity date, as the case may be (each, an "interest period"). The amount of accrued interest for any interest period shall be calculated by multiplying the face amount of this Note by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factor calculated for each day from May 2, 2001, or from the last date the Company paid interest, to the date for which accrued interest is being calculated. The interest factor for each day shall be computed by dividing the interest rate applicable to that day by 360.

     If the maturity date of this Note falls on a day that is not a business day, the Company shall pay principal and interest on the next succeeding business day, as if that payment was made on the date that the payment was due.

     The interest payable on this Note on any interest payment date will, except as otherwise provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the fifteenth calendar day, whether or not a business day, immediately preceding the interest payment date. However, interest payable on the maturity date will be payable to the person to whom the principal will be payable.

     "Business day" means any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided, that the day is also a London business day. "London business day" means any day on which dealings in United States dollars are transacted in the London interbank market.

     The interest rate on this Note will be calculated by the calculation agent and will be equal to LIBOR plus .05%, except that the interest rate in effect for the period from May 2, 2001 to and including August 3, 2001 will be established as the rate for deposits in United States dollars having a maturity of three months commencing on May 2, 2001 that appears on Telerate Page 3750 as of 11:00 A.M., London time, on April 30, 2001, plus .05%. The calculation agent will reset the interest rate on each interest payment date, each an "interest reset date". The second London business day preceding an interest reset date will be the "interest determination date" for that interest reset date. The interest rate in effect on each day that is not an interest reset date will be the interest rate determined as of the interest determination date pertaining to the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date pertaining to that interest reset date, except that the interest rate in effect for the period from and including May 2, 2001 to and including August 3, 2001 will be the initial interest rate.

     "LIBOR" will be determined by the calculation agent in accordance with the following provisions:

     (i) With respect to any interest determination date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that interest determination date. If no rate appears, LIBOR, in respect to that interest determination date, will be determined in accordance with the provisions described in (ii) below.

     (ii) With respect to an interest determination date on which no rate appears on Telerate Page 3750, as specified in (i) above, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on the interest determination date by three major banks in The City of New York selected by the calculation agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the calculation agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that interest determination date will be LIBOR in effect on that interest determination date.

     "Telerate Page 3750" means the display designated as "Page 3750" on Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for United States dollars.

     The calculation agent shall be First Union National Bank, or such other Person as the Company shall from time to time designate.

     Payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and as otherwise provided in the Indenture.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of First Union National Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     The undersigned hereby certifies that the Support Agreement endorsed hereon is a true and complete copy of the manually executed Support Agreement.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.



 Dated: May 2, 2001



                                       VERIZON GLOBAL FUNDING CORP.


                                       By:______________________________
                                             Name:  Janet M. Garrity
                                             Title:  President and Treasurer




                                       Attest:


                                       By:______________________________
                                             Name:  Mary Louise Weber
                                             Title:  Assistant Secretary


 CERTIFICATE OF AUTHENTICATION

 This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

 FIRST UNION NATIONAL BANK,
    as Trustee


 By:
     -----------------------------------------
     Authorized Officer

                                (Reverse of Note)

                         VERIZON GLOBAL FUNDING CORP.

     This Note is one of a duly authorized issue of Securities of the Company designated as its Floating Rate Notes Due 2002 (the "Notes"). The Notes are one of an indefinite number of series of debt securities of the Company (the "Securities"), issued or issuable under and pursuant to an indenture (the "Indenture") dated as of December 1, 2000, between the Company, Verizon Communications Inc. ("Parent") and First Union National Bank (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, Parent, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. This Note is one of a series designated on the face hereof. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. The Indenture further provides that Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. Holders of the Notes are entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of May 2, 2001 (the "Registration Rights Agreement"), among the Company, Parent and the initial purchaser named therein. The Notes, any related Private Exchange Securities (as defined in any registration rights agreement related to this series) and any related Exchange Securities (as defined in any registration rights agreement related to this series) shall vote and consent together on all matters as one class, and none such securities shall have the right to vote or consent as a separate class.

     This Note is not subject to any sinking fund.

     If an Event of Default with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this series then Outstanding may declare the entire principal amount of the Notes of this series due and payable in the manner and with the effect provided in the Indenture.

     The Notes shall not be redeemable prior to their stated maturity.

     The Indenture permits, with certain exceptions as therein provided, the Company, Parent and the Trustee with the consent of the Holders of more than a majority in aggregate principal amount of the Outstanding Securities of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Securities and any related coupons under the Indenture; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, if any, or any premium payable upon redemption thereof; subject to certain exceptions, change any obligation of the Company to pay additional amounts pursuant to Section 1006 of the Indenture; change the

 Place of Payment on any Security or the currency or currency unit in which any Security or the principal or interest thereon is payable; impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption on or after the Redemption
 Date); impair any right of Holders of any Security to repay or purchase Securities at their option; reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Company (or the time when such redemption, repayment or purchase may be made),
 (ii) reduce the percentage in principal amount of the Outstanding Securities of any particular series, the Holders of which are required to consent to any supplemental indenture, or any waiver, (iii) modify any of the provisions of Sections 513, 902 or 1006 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to "the Trustee" and concomitant changes in Sections 902 and 1006 of the Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 609, 61l(b), 901(6) and 901(7) of the Indenture, or (iv) except as provided in Section 901(12) of the Indenture, modify any of the provisions of the Support Agreement.

     A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

     The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series and any related coupons, on behalf of the Holders of all the Securities of that series, to waive certain past defaults under the Indenture and their consequences with respect to such series, except a default in the payment of principal of (or premium, if any) or interest, if any, on any Security of that series or a default with respect to a covenant or provision of the Indenture which cannot be amended without the consent of such Holder.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depositary is at any time unwilling or unable to continue as depository or if at any time the Depositary shall no longer be eligible under Section 303 of the Indenture and a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or (y) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable, this Note shall be exchangeable for Notes in definitive form and in an equal aggregate principal amount. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

     As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and of a like Stated Maturity and of like series and the same aggregate principal amount, with like terms and conditions having endorsed thereon the text of the Support Agreement, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     Holders of the Notes are entitled to the benefits of a Support Agreement between the Company and Parent in the form endorsed hereon.

     Prior to due presentment of this Note for registration of transfer, the Company, Parent or the Trustee and any agent of the Company, Parent or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, Parent, the Trustee nor any such agent shall be affected by notice to the contrary.

     Certain of the Company's and Parent's obligations under the Indenture with respect to Notes may be terminated if the Company or Parent irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.

     No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company or Parent in the Indenture or the Support Agreement, against any incorporator, stockholder, officer or director, as such, past, present of future, of the Company, Parent or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

            To assign this Security, fill in the form below:

            I or we assign and transfer this Security to

             -----------------------------------------------------
             (Print or type assignee's name, address and zip code)


             -----------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

 Date:____________________                   Your Signature:___________________

 Signature Guarantee:__________________________________________________________
                        (Signature must be guaranteed)


 ------------------------------------------------------------------------------
 Sign exactly as your name appears on the other side of this Security.

 The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

 In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

 CHECK ONE BOX BELOW:

 1. [ ]  acquired for the undersigned's own account, without transfer; or
 2. [ ]  transferred to the Company or Parent; or
 3. [ ]  transferred pursuant to and in compliance with Rule 144A under the
 4. [ ]  transferred pursuant to an effective registration statement under the
 5. [ ]  transferred pursuant to and in compliance with Regulation S under the

 6. [ ] transferred to an institutional "accredited investor" (as defined in 7. [ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933




 Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or
 (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                 ------------------------------
                                                                       Signature

 Signature Guarantee:

 -----------------------------             ------------------------------------
(Signature must be guaranteed)             Signature

------------------------------------------------------------------------------

 The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

 TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

------------------------
Dated:

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

 The following increases or decreases in this Global Security have been made:

                Amount of decrease in         Amount of increase         Global Security following   Signature of authorized
   Date of      Principal Amount of this      in Principal Amount         such decrease or           signatory of Trustee or
   Exchange     Global Security               of this Global Security    increase                    Securities Custodian
   --------     ------------------------      -----------------------    -------------------------   -----------------------




                                SUPPORT AGREEMENT
                                     BETWEEN
                          VERIZON COMMUNICATIONS INC.
                                       AND
                         VERIZON GLOBAL FUNDING CORP.


     This Agreement, made and entered into as of October 31, 2000, by and between Verizon Communications Inc., a Delaware corporation ("Parent"), and Verizon Global Funding Corp., a Delaware corporation ("Subsidiary").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Parent is directly or indirectly the owner of 100% of the outstanding common stock of Subsidiary; and

     WHEREAS, Subsidiary has incurred, and from time to time will incur, indebtedness through (a) the public and non-public debt markets, (b) the issuance of commercial paper, (c) bank credit facilities, (d) negotiated loans,
 (e) foreign exchange transactions or financial derivative agreements, (f) bid and performance bonds or financial agreements in respect of the activities of affiliates and subsidiaries of Verizon Investments Inc. and (g) structured transactions involving the issuance, repurchase or guarantee of the equity instruments of subsidiaries of the Parent (including any required capitalization of such subsidiaries) where the proceeds received from such structured transactions would be considered indebtedness for U.S. income tax purposes (all such debt instruments, loans, commercial paper, bank agreements, foreign exchange transactions, derivative agreements, bid and performance bonds, financial guarantees and other instruments that would be considered indebtedness for U.S. income tax purposes being hereinafter referred to as "Debt"), thereby incurring indebtedness to parties other than Parent and its affiliates; and

     WHEREAS, in order to enhance and maintain the financial condition of Subsidiary to enhance its ability to issue Debt, Parent and Subsidiary from time to time have entered into support agreements, including a Support Agreement dated as of April 3, 1998 (the "1998 Support Agreement"); and

     WHEREAS, Parent and Subsidiary desire to amend and restate the 1998 Support Agreement in its entirety as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree that the 1998 Support Agreement shall be amended and restated in its entirety as follows:

     1. Stock Ownership. During the term of this Agreement, Parent will own directly or indirectly all of the voting capital stock of Subsidiary now or hereafter issued and outstanding.

     2. Net Worth. During the term of this Agreement, Parent shall cause Subsidiary to maintain at all times a positive tangible net worth, as determined in accordance with generally accepted accounting principles.

     3. Liquidity Provision. If, during the term of this Agreement, Subsidiary requires funds to make timely payment of interest, principal or premium, if any, on any Debt, and such funds are not obtainable by Subsidiary from other sources on commercially reasonable terms, Parent shall provide to Subsidiary, at its request, such funds either as equity or as a loan, at Parent's option, to assure that the Subsidiary will be able to pay such principal, interest and premium, if any, when due. If such funds are advanced to Subsidiary as a loan, such loan shall be on such terms and conditions, including maturity and rate of interest, as Parent and Subsidiary shall agree. Notwithstanding the foregoing, any such loan shall be subordinated in all respects to any and all Debt, whether or not such Debt is outstanding at the time of such loan.

     4. Waivers. Parent hereby waives any failure or delay on the part of Subsidiary in asserting or enforcing any of its right or in making any claims or demands hereunder.

     5. Rights of Lender. Except as may be provided in any indenture or agreement pursuant to which Debt is issued, any Lender (defined below) shall have the right to proceed directly against Parent without first proceeding against Subsidiary to enforce Subsidiary's rights under paragraphs 1, 2 and 3 of this Agreement or to obtain payment of any defaulted interest, principal or premium owed to such Lender. However, in no event may any Lender, on default by Parent or Subsidiary under the terms of the indenture or other agreement pursuant to which Debt is issued, or upon failure to comply with this Agreement by Parent or Subsidiary, have recourse to or against the stock or assets of Verizon Services Corp., Telecom Corporation of New Zealand Limited or any operating telephone company which may from time to time be owned directly or indirectly by Parent. The Term "Lender", as used in this Agreement, shall mean any Person, firm or corporation to which Subsidiary is indebted for the Debt or which is acting as trustee or authorized representative with respect to the Debt on behalf of such person, firm or corporation.

     6. Termination; Amendment. This Agreement may be modified or amended in a manner that adversely affects the rights of the holders of Debt only if all Lenders consent in advance and in writing to such modification or amendment. No modification or amendment to this Agreement relating to the provisions set forth in paragraphs 1, 2, 3 or 5 or this sentence shall be made unless Subsidiary applies to the Securities and Exchange Commission for an amended order relating to such modifications or amendment, and the Commission grants such amended order. This Agreement may be terminated by either the Parent or the Subsidiary by notice to the other party, provided that such termination shall be effective only after all outstanding Debt issued by the Subsidiary is paid in full.

     7. Notice. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement to be in writing, shall be given or made or communicated by United States first class mail, addressed as follows:

If to Parent;                          Verizon Communications Inc.
                                       1095 Avenue of the Americas
                                       New York, New York  10036

                                       Attention:  Senior Vice President and
                                       Treasurer

If to Subsidiary:                      Verizon Global Funding Corp.
                                       3900 Washington Street, 2nd Floor
                                       Wilmington, Delaware  19802

                                       Attention:  President and Treasurer

     8. Successors. The covenants, representations, warranties and agreements herein set forth shall be mutually binding upon, and inure to the mutual benefit of, Parent and its successors, Subsidiary and its successors and Lenders from time to time.

     9. Governing Law; Counterparts. This Agreement shall be governed by the laws of the State of New York. This instrument may be executed in counterparts and the executed counterparts shall together constitute one instrument.

     IN WITNESS WHEREOF, the parties have set their hands and affixed their corporate seals as of the day and year first above written.


ATTEST:                                  VERIZON COMMUNICATIONS INC.


By: /s/ Robert W. Erb                    By: /s/ William F. Heitmann
   ------------------                       ------------------------
      Assistant Secretary                    Senior Vice President and Treasurer
(SEAL)

ATTEST:                                  VERIZON GLOBAL FUNDING CORP.


By: /s/ Robert W. Erb                    By: /s/ Janet M. Garrity
   ------------------                       ------------------------------
      Secretary                              President and Treasurer
 (SEAL)